Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-102627, No. 333-107990, No. 333-115628, No. 333-117425 and No. 333-145004) and on Forms S-3 (No. 333-121452 and No. 333-141110) of Plains Exploration & Production Company of our report dated February 27, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2008